Exhibit 10.1
Non-Employee Directors Version

Coupang, Inc.
Global RSU Award Grant Notice
(2021 Equity Incentive Plan)

Coupang, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2021 Equity Incentive Plan (the “Plan”) and the Global RSU Award Agreement (the “Agreement”), all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Non-Employee Director Compensation Policy (the “Policy”), Plan or the Agreement shall have the meanings set forth in the Policy, Plan or the Agreement, as applicable.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule:    The RSU Award shall vest one hundred percent (100%) on the earlier of the date of the next annual meeting of stockholders following the Date of Grant or the one-year anniversary of the Date of Grant (the “Vesting Date”), subject to your Continuous Service with the Company through such Vesting Date.
    If your service in a Committee role ceases prior to the Vesting Date, but you remain in Continuous Service through the Vesting Date, the applicable Committee retainer, if any, will vest on a pro-rata basis on the Vesting Date taking into account your length of Committee service during the vesting period.

Notwithstanding the foregoing, except as set forth below, vesting shall terminate upon the Participant’s termination of Continuous Service, as described in Section 5(k) of the Agreement.

In the event that your Continuous Service with the Company terminates by reason of your death or Disability, any unvested portions of the RSU Award will fully vest.

Issuance Schedule: One share of Common Stock will be issued for each restricted stock unit which vests at the time set forth in Section 4 of the Agreement.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

The RSU Award is governed by this Global RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject.

COUPANG, INC.    PARTICIPANT:

By:                     Signature            Signature

Title:         Date:

Date:

Coupang, Inc.
2021 Equity Incentive Plan Global RSU Award Agreement
As reflected by your Global RSU Award Grant Notice (“Grant Notice”), Coupang, Inc. (the “Company”) has granted you a RSU Award under its 2021 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Global RSU Award Agreement for your RSU Award (the “Agreement”) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your RSU Award are as follows:

1.Governing Plan Document. Your RSU Award is subject to all the provisions of the Plan. Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.Grant of the RSU Award. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

3.Dividends. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.

4.Issuance or Delivery of Shares. Subject to Section 19 and except as otherwise provided for herein, within 70 days after the vesting date or vesting event, as applicable, as specified in the Grant Notice, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Common Stock to the Participant. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery. Prior to the issuance to the Participant of the shares of Common Stock subject to the RSU Award, the Participant shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.

5.Nature of Grant. In accepting the RSU Award, you acknowledge, understand and agree that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

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(b)the grant of the RSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(c)all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company;

(d)the RSU Award and your participation in the Plan shall not create a right to employment or other service relationship with the Company;

(e)the RSU Award and your participation in the Plan shall not be interpreted as forming an employment relationship with the Company;

(f)the RSU Award and your participation in the Plan shall not entitle you to any privileges of ownership with respect to the shares of the Company’s Common Stock subject to the RSU Award unless and until, and only to the extent, such shares become vested pursuant to the Grant Notice and you become a stockholder of record with respect to such shares;

(g)you are voluntarily participating in the Plan;

(h)unless otherwise agreed with the Company in writing, the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate;

(i)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from the termination of your Continuous Service (for any reason whatsoever);

(k)for purposes of the RSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any); the Board shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSU Award; and

(l)neither the Company nor the Service Recipient shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to you pursuant to the settlement of the RSU Award or the subsequent sale of any shares of Common Stock acquired upon settlement.

6.Transferability. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.

7.Corporate Transaction. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

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8.No Liability for Taxes. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to any Tax Liability arising from the RSU Award and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

9.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

10.Governing Law and Venue. The RSU Award and the provisions of this Agreement are governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflict of law principles that would result in any application of any law other than the law of the State of Delaware. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of Delaware, and no other courts, where this grant is made and/or to be performed.

11.Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares issuable upon settlement of the Restricted Stock Units prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.

13.Language. You acknowledge that you are proficient in the English language, or have consulted with an advisor who is proficient in the English language, so as to enable you to understand the provisions of this Agreement and the Plan. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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14.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

15.Imposition of Other Requirement. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16.Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.

17.Insider Trading/Market Abuse. You acknowledge that, depending on your or your broker’s country or where the Company shares are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares (e.g., Restricted Stock Units) or rights linked to the value of shares (e.g., phantom awards, futures) during such times you are considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes employees of the Company. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. You are responsible for complying with any restrictions and should speak to your personal advisor on this matter.

18.Exchange Control, Foreign Asset/Account and/or Tax Reporting. Depending upon the country to which laws you are subject, you may have certain foreign asset/account and/or tax reporting requirements that may affect your ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside your country of residence. Your country may require that you report such accounts, assets or transactions to the applicable authorities in your country. You also may be required to repatriate cash received from participating in the Plan to your country within a certain period of time after receipt. You are responsible for knowledge of and compliance with any such regulations and should speak with your personal tax, legal and financial advisors regarding same.

19.Section 409A. This RSU Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment.

20.Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.

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21.Questions. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

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